EXHIBIT 99.1

Investor Contacts:
SungHwan Cho, Chief Financial Officer
Peter Reck, Chief Accounting Officer
(212) 702-4300

For Release: August 2, 2018

Icahn Enterprises L.P. Reports Second Quarter 2018 Financial Results

•	Second quarter net income attributable to Icahn Enterprises of $309 million, or $1.70 per depositary unit, including $164 million from continuing operations, or $0.90 per depositary unit

•	Board approves quarterly distribution of $1.75 per depositary unit

New York, NY - Icahn Enterprises L.P. (NASDAQ:IEP) is reporting second quarter 2018 revenues of $3.6 billion and net income attributable to Icahn Enterprises of $309 million, or $1.70 per depositary unit, including $164 million from continuing operations, or $0.90 per depositary unit. For the three months ended June 30, 2017 revenues were $4.5 billion and net income attributable to Icahn Enterprises was $1.6 billion, or $9.51 per depositary unit, including $1.5 billion from continuing operations, or $9.20 per depositary unit. The prior year period includes a $1.0 billion gain, net of tax, from the sale of ARL in June 2017. For the three months ended June 30, 2018, Adjusted EBITDA attributable to Icahn Enterprises was $356 million compared to $288 million for the three months ended June 30, 2017. For the three months ended June 30, 2018, Adjusted EBIT attributable to Icahn Enterprises was $270 million compared to $195 million for the three months ended June 30, 2017.

For the six months ended June 30, 2018, revenues were $6.7 billion and net income attributable to Icahn Enterprises was $446 million, or $2.48 per depositary unit, including $272 million from continuing operations, or $1.52 per depositary unit. For the six months ended June 30, 2017 revenues were $7.0 billion and net income attributable to Icahn Enterprises was $1.5 billion, or $9.77 per depositary unit, including $1.5 billion from continuing operations, or $9.23 per depositary unit. The prior year period includes a $1.0 billion gain, net of tax, from the sale of ARL in June 2017. For the six months ended June 30, 2018, Adjusted EBITDA attributable to Icahn Enterprises was $664 million compared to $468 million for the six months ended June 30, 2017. For the six months ended June 30, 2018, Adjusted EBIT attributable to Icahn Enterprises was $490 million compared to $287 million for the six months ended June 30, 2017.

For the six months ended June 30, 2018 indicative net asset value increased to $8.4 billion compared to $7.9 billion as of December 31, 2017.

On July 31, 2018, the Board of Directors of the general partner of Icahn Enterprises declared a quarterly distribution in the amount of $1.75 per depositary unit. The quarterly distribution is payable in either cash or additional depositary units, at the election of each depositary unit holder and will be paid on or about September 18, 2018 to depositary unit holders of record at the close of business on August 13, 2018. Depositary unit holders have until September 7, 2018 to make an election to receive either cash or additional depositary units; if a holder does not make an election, it will automatically be deemed to have elected to receive the distribution in cash. Depositary unit holders who elect to receive additional depositary units will receive units valued at the volume weighted average trading price of the units on NASDAQ during the 5 consecutive trading days ending September 14, 2018. No fractional depositary units will be issued pursuant to the distribution payment. Icahn Enterprises will make a cash payment in lieu of issuing fractional depositary units to any holders electing to receive depositary units. Any holders that would only be eligible to receive a fraction of a depositary unit based on the above calculation will receive a cash payment.

***

Icahn Enterprises L.P., a master limited partnership, is a diversified holding company engaged in nine primary business segments: Investment, Automotive, Energy, Railcar, Metals, Mining, Food Packaging, Real Estate and Home Fashion.

Caution Concerning Forward-Looking Statements

Results for any interim period are not necessarily indicative of results for any full fiscal period. This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors, including risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, losses in the private funds and loss of key employees; risks related to our ability to continue to conduct our activities in a manner so as not to be deemed an investment company under the Investment Company Act of 1940, as amended; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risk related to our gaming operations, including reductions in discretionary spending due to a downturn in the local, regional or national economy, intense competition in the gaming industry from present and emerging internet online markets and extensive regulation; risks related to our railcar activities, including reliance upon a small number of customers that represent a large percentage of revenues and backlog, the health of and prospects for the overall railcar industry and the cyclical nature of the railcar manufacturing business; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not necessarily indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:	(Unaudited)
Net sales	$2,919	$2,332	$5,356	$4,704
Other revenues from operations	210	265	406	524
Net gain from investment activities	409	314	842	184
Interest and dividend income	37	32	63	60
(Loss) gain on disposition of assets, net	(4)	1,523	—	1,523
Other income (loss), net	7	(1)	66	(31)
	3,578	4,465	6,733	6,964
Expenses:
Cost of goods sold	2,510	2,068	4,601	4,120
Other expenses from operations	162	172	313	325
Selling, general and administrative	352	307	697	622
Restructuring	1	2	3	2
Impairment	7	69	7	76
Interest expense	125	177	277	361
	3,157	2,795	5,898	5,506
Income from continuing operations before income tax benefit (expense)	421	1,670	835	1,458
Income tax benefit (expense)	12	(3)	(14)	5
Income from continuing operations	433	1,667	821	1,463
Income from discontinued operations	155	58	190	102
Net income	588	1,725	1,011	1,565
Less: net income attributable to non-controlling interests	279	172	565	30
Net income attributable to Icahn Enterprises	$309	$1,553	$446	$1,535

Net income attributable to Icahn Enterprises from:
Continuing operations	$164	$1,502	$272	$1,450
Discontinued operations	145	51	174	85
	$309	$1,553	$446	$1,535

Net income attributable to Icahn Enterprises allocable to:
Limited partners	$303	$1,522	$437	$1,504
General partner	6	31	9	31
	$309	$1,553	$446	$1,535

Basic and diluted income per LP unit:
Continuing operations	$0.90	$9.20	$1.52	$9.23
Discontinued operations	0.80	0.31	0.96	0.54
	$1.70	$9.51	$2.48	$9.77
Basic and diluted weighted average LP units outstanding	178	160	176	154
Cash distributions declared per LP unit	$1.75	$1.50	$3.50	$3.00

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	June 30, 2018	December 31, 2017
ASSETS	(Unaudited)
Cash and cash equivalents	$875	$1,264
Cash held at consolidated affiliated partnerships and restricted cash	350	766
Investments	8,706	10,038
Due from brokers	334	506
Accounts receivable, net	682	612
Inventories, net	1,951	1,805
Property, plant and equipment, net	6,253	6,364
Goodwill	336	334
Intangible assets, net	521	544
Assets held for sale	8,869	8,790
Other assets	1,313	778
Total Assets	$30,190	$31,801
LIABILITIES AND EQUITY
Accounts payable	$984	$1,001
Accrued expenses and other liabilities	1,009	1,033
Deferred tax liability	896	924
Unrealized loss on derivative contracts	460	1,275
Securities sold, not yet purchased, at fair value	368	1,023
Due to brokers	—	1,057
Liabilities held for sale	6,145	6,202
Debt	7,880	7,918
Total liabilities	17,742	20,433

Equity:
Limited partners	5,645	5,341
General partner	(229)	(235)
Equity attributable to Icahn Enterprises	5,416	5,106
Equity attributable to non-controlling interests	7,032	6,262
Total equity	12,448	11,368
Total Liabilities and Equity	$30,190	$31,801

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in evaluating its performance. These include non-GAAP EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT. EBITDA represents earnings from continuing operations before interest expense, income tax (benefit) expense and depreciation and amortization. EBIT represents earnings from continuing operations before interest expense and income tax (benefit) expense. We define Adjusted EBITDA and Adjusted EBIT as EBITDA and EBIT, respectively, excluding the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, certain share-based compensation, discontinued operations, gains/losses on extinguishment of debt, major scheduled turnaround expenses, FIFO adjustments and unrealized gains/losses on energy segment derivatives and certain other non-operational charges. We present EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT on a consolidated basis and attributable to Icahn Enterprises net of the effect of non-controlling interests. We conduct substantially all of our operations through subsidiaries. The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us.

We believe that providing EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, certain share-based compensation, discontinued operations, gains/losses on extinguishment of debt, major scheduled turnaround expenses, FIFO adjustments and unrealized gains/losses on energy segment derivatives and certain other non-operational charges. Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt. Management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods. Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets. Additionally, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT present meaningful measures of performance exclusive of our capital structure and the method by which assets were acquired and financed.

EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U.S. GAAP. For example, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT:

•	do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	do not reflect changes in, or cash requirements for, our working capital needs; and

•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the industries in which we operate may calculate EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT differently than we do, limiting their usefulness as comparative measures. In addition, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. Given these limitations, we rely primarily on our U.S. GAAP results and use EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT only as a supplemental measure of our financial performance.

Use of Indicative Net Asset Value Data

The Company uses indicative net asset value as an additional method for considering the value of the Company’s assets, and we believe that this information can be helpful to investors. Please note, however, that the indicative net asset value does not represent the market price at which the units trade. Accordingly, data regarding indicative net asset value is of limited use and should not be considered in isolation.

The Company's depositary units are not redeemable, which means that investors have no right or ability to obtain from the Company the indicative net asset value of units that they own. Units may be bought and sold on The NASDAQ Global Select Market at prevailing market prices. Those prices may be higher or lower than the indicative net asset value of the units as calculated by management.

See below for more information on how we calculate the Company’s indicative net asset value.

($ in millions)	June 30, 2018	December 31, 2017
Market-valued Subsidiaries:	(Unaudited)
Holding Company interest in Funds (1)	$3,354	$3,052
CVR Energy (2)	2,634	2,651
CVR Refining - direct holding (2)	129	95
American Railcar Industries (2)	469	494
Total market-valued subsidiaries	$6,585	$6,293

Other Subsidiaries:
Tropicana (3)	$1,509	$1,439
Viskase (4)	198	173
Federal-Mogul (5)	2,094	1,690
Real Estate Holdings (1)	820	824
PSC Metals (1)	177	182
WestPoint Home (1)	137	144
RemainCo (6)	1	18
Ferrous Resources (1)	154	138
Icahn Automotive Group (1)	1,877	1,728
Trump Entertainment (1)	23	22
Total - other subsidiaries	$6,990	$6,359
Add: Holding Company cash and cash equivalents (7)	79	526
Less: Holding Company debt (7)	(5,505)	(5,507)
Add: Other Holding Company net assets (7)	273	189
Indicative Net Asset Value	$8,422	$7,860

Indicative net asset value does not purport to reflect a valuation of IEP. The calculated Indicative net asset value does not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and Indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of IEP. Investors may reasonably differ on what such elements are and their impact on IEP. No representation or assurance, expressed or implied is made as to the accuracy and correctness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary.

(1)	Represents equity attributable to us as of each respective date.

(2)
Based on closing share price on each date (or if such date was not a trading day, the immediately preceding trading day) and the number of shares owned by the Holding Company as of each respective date.

(3)
June 30, 2018 value is pro-forma the announced sale of Tropicana. December 31, 2017 based on market comparables due to lack of material trading volume, valued at 9.0x Adjusted EBITDA for the twelve months ended December 31, 2017.

(4)	Amounts based on market comparables due to lack of material trading volume, valued at 9.0x Adjusted EBITDA for the twelve months ended June 30, 2018 and December 31, 2017.

(5)	June 30, 2018 value is pro-forma the announced sale to Tenneco Inc. December 31, 2017 represents the value of the company based on IEP's tender offer during Q1 2017.

(6)	June 30, 2018 and December 31, 2017 represents the option purchase price of the remaining cars not sold in the initial ARL sale, plus working capital as of that date.

(7)	Holding Company's balance as of each respective date.

($ in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Consolidated Adjusted EBITDA:	(Unaudited)
Net income from continuing operations	$433	$1,667	$821	$1,463
Interest expense, net	123	174	275	358
Income tax (benefit) expense	(12)	3	14	(5)
Depreciation and amortization	129	137	260	268
Consolidated EBITDA	$673	$1,981	$1,370	$2,084
Impairment of assets	7	69	7	76
Restructuring costs	1	2	3	2
Non-Service cost U.S. based pensions	—	2	8	2
FIFO impact (unfavorable) favorable	(22)	15	(42)	15
Major scheduled turnaround expense	6	3	6	16
Loss (gain) on disposition of assets	(1)	(1,523)	(5)	(1,524)
Unrealized loss (gain) on certain derivatives	7	—	(39)	(11)
Other	22	6	28	22
Consolidated Adjusted EBITDA	$693	$555	$1,336	$682

IEP Adjusted EBITDA:
Net income from continuing operations attributable to Icahn Enterprises	$164	$1,502	$272	$1,450
Interest expense, net	102	124	219	255
Income tax (benefit) expense	(15)	3	7	(7)
Depreciation and amortization	86	93	174	181
EBITDA attributable to IEP	$337	$1,722	$672	$1,879
Impairment of assets	5	69	5	76
Restructuring costs	1	1	3	1
Non-Service cost U.S. based pensions	—	1	6	1
FIFO impact (unfavorable) favorable	(13)	9	(25)	9
Major scheduled turnaround expense	3	2	3	10
Loss (gain) on disposition of assets	(1)	(1,523)	(5)	(1,524)
Unrealized loss (gain) on certain derivatives	3	—	(23)	(6)
Other	21	7	28	22
Adjusted EBITDA attributable to IEP	$356	$288	$664	$468

($ in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Consolidated Adjusted EBIT:	(Unaudited)
Net income from continuing operations	$433	$1,667	$821	$1,463
Interest expense, net	123	174	275	358
Income tax (benefit) expense	(12)	3	14	(5)
Consolidated EBIT	$544	$1,844	$1,110	$1,816
Impairment of assets	7	69	7	76
Restructuring costs	1	2	3	2
Non-Service cost U.S. based pensions	—	2	8	2
FIFO impact (unfavorable) favorable	(22)	15	(42)	15
Major scheduled turnaround expense	6	3	6	16
Loss (gain) on disposition of assets	(1)	(1,523)	(5)	(1,524)
Unrealized loss (gain) on certain derivatives	7	—	(39)	(11)
Other	22	6	28	22
Consolidated Adjusted EBIT	$564	$418	$1,076	$414

IEP Adjusted EBIT:
Net income from continuing operations attributable to Icahn Enterprises	$164	$1,502	$272	$1,450
Interest expense, net	102	124	219	255
Income tax (benefit) expense	(15)	3	7	(7)
EBIT attributable to IEP	$251	$1,629	$498	$1,698
Impairment of assets	5	69	5	76
Restructuring costs	1	1	3	1
Non-Service cost U.S. based pensions	—	1	6	1
FIFO impact (unfavorable) favorable	(13)	9	(25)	9
Major scheduled turnaround expense	3	2	3	10
Loss (gain) on disposition of assets	(1)	(1,523)	(5)	(1,524)
Unrealized loss (gain) on certain derivatives	3	—	(23)	(6)
Other	21	7	28	22
Adjusted EBIT attributable to IEP	$270	$195	$490	$287